TERMINATION AND RELEASE AGREEMENT

This Termination and Release Agreement (hereinafter simply referred to as the “Termination Agreement”) is entered on September 21, 2011, by and between:

RHI MINERAÇÃO LTDA. (formerly denominated as Mineral – Parceiros em Mineração Ltda.), a limited liability company constituted and existing under the laws of Federative Republic of Brazil, with its principal place of business located at Avenida Presidente Wilson, 210, 4º andar, sala 409 (parte), CEP 20030-021, registered with the CNPJ/MF under no. 12.506.224/0001-59 herein represented by its legal representative, hereinafter referred to as “RHI”.

REGINALDO LUIZ DE ALMEIDA FERREIRA – ME, a sole proprietorship company located at Bom Jardim farm, Rodovia BR-070. Km 20, in the city of Nossa Senhora do Livramento, State of Mato Grosso, enrolled with CNPJ/MF under no. 08.838.089/0001-71; herein represented by REGINALDO LUIZ DE ALMEIDA FERREIRA, hereinafter jointly referred to as “REGINALDO”;
RHI and REGINALDO are each individually referred to as a “PARTY” and jointly as the “PARTIES”.

WHEREAS
a)           The Parties have entered into a Loan Agreement and an Equipment Lease Agreement (hereinafter referred to as the “Agreements”), dated April 4, 2011, pursuant to which RHI have agreed, among other issues, to extend a loan to Reginaldo in the amount equivalent in Brazilian currency to US$ 8,631,176.00 (eight million, six hundred and thirty one thousand, one hundred and seventy-six US dollars) and lease certain equipments to Reginaldo in the amount equivalent in Brazilian currency to US$ 5,368,824.00 (five million, three hundred and sixty eight thousand, eight hundred and twenty-four  US dollars) to be used to develop Reginaldo’s activities relating to the ore extraction (“Investments”),

b)           On August 4, 2011, the Parties have decided to amend certain conditions under the Agreements and entered into the 1st amendment to the Loan Agreement and the 1st amendment to the Lease Agreement;

c)           The Parties by mutual agreement decided to change the structure and certain conditions of the Investments to be made by RHI to Reginaldo and decided that the Investments will be made directly through RHI’s controller, RESOURCE HOLDINGS, INC., a company constituted and existing under the laws of the United States of America with head offices at 11753 Willard Avenue, California 92782, USA, to Reginaldo, upon certain conditions provided for in the Loan Agreement entered by Resource Holdings, Inc with Reginaldo on this date.

NOW THEREFORE, the Parties agree to terminate the Agreements as follows:

I.           Except as otherwise specified herein, capitalized terms used herein and not defined shall have the meaning specified in the Agreements.

II.         The Agreements are hereby terminated and shall cease to be in force and to produce legal effects.

III.        As a result of this Termination Agreement, the Parties acknowledge and recognize that, there are no outstanding liabilities nor any or any other continuous obligations among the Parties, related and applicable to the period prior to this Termination Agreement arising from the Agreements.

IV.        The Parties hereby mutually grant full, general, broad and irrevocable release from any and all obligations and rights provided for under the Agreements.

V.          This Termination Agreement is being executed simultaneously in English and Portuguese. In the event of any conflict or inconsistency between the English and Portuguese language versions, the Portuguese language version shall prevail.

VI.        This Termination Agreement shall be governed by and interpreted in accordance with the laws of Brazil.

VII.       The PARTIES herein elect the Courts of Cuiaba, State of Mato Grosso, to solve any conflicts and controversies arising hereof excluding any other the most privileged it might be.

In witness whereof the PARTIES sign this agreement in 03 (three) counterparts of the same text and form in the presence of two witnesses.

RIO DE JANEIRO, RJ, BRAZIL

/s/ Michael Campbell
RHI MINERAÇÃO LTDA.
Name:
Title: [ ]

/s/ Reginaldo Luiz de Almeida Ferreira
REGINALDO LUIZ DE ALMEIDA FERREIRA – ME
Name: REGINALDO LUIZ DE ALMEIDA FERREIRA
Title: Owner